UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2025
NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	NWSA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	NWS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2025, News Corporation (the “Company”) and Ruth Allen, Chief Human Resources Officer of the Company), entered into an Amended and Restated Employment Agreement, to be effective as of January 1, 2026 (the “Allen Agreement”). The Allen Agreement extends Ms. Allen’s term of employment until December 31, 2028 and provides for an annual base salary of $900,000; (ii) an annual bonus with a target of $900,000 (subject to pro ration for fiscal 2026); and (iii) an annual long-term equity incentive award with a target of $1,100,000, with approximately 69% of Ms. Allen’s target compensation being “at risk.” All bonus payments and equity grants are subject to the Company’s clawback policies.

If Ms. Allen’s employment is terminated by the Company other than for cause (as defined in the Allen Agreement), death or disability, or by Ms. Allen for Good Reason (as defined in the Allen Agreement), the Allen Agreement provides that Ms. Allen will receive (i) her then-current base salary and target annual bonus paid in the same manner as though she continued to be employed for 24 months following the date of termination; (ii) a pro rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred (a “Pro-rated Annual Bonus”), as well any prior year bonus amount to the extent unpaid as of the date of termination; (iii) continued vesting of equity incentive awards granted prior to the date of termination in the same manner as though she continued to be employed for two years following the date of termination, with payments made at the same times they would have been made had Ms. Allen continued to be employed through such date; and (iv) Company-paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Ms. Allen and her eligible dependents for up to18 months following the date of termination. The Allen Agreement also provides for a transition period of up to six months, in the event of termination in connection with the commencement of a Board-approved successor Chief Human Resources Officer. If Ms. Allen’s employment is terminated due to her death or disability, she or her surviving spouse or estate, as applicable, would be entitled to: (i) in the case of death, salary continuation for up to 12 months; and (ii) any Pro-rated Annual Bonus and unpaid prior year bonus. If, following the completion of the term under the Allen Agreement on December 31, 2028, Ms. Allen is not offered a new employment agreement by the Company on terms at least as favorable to her as the terms set forth in the Allen Agreement, and Ms. Allen is subsequently terminated without cause, then she will be entitled to receive the payments and benefits summarized above with respect to a termination by the Company other than for cause (using the same base salary and target annual bonus as in effect immediately prior to the expiration of the term on December 31, 2028). Payment of any compensation or benefits upon termination is subject to Ms. Allen’s execution of the Company’s then-standard separation agreement and general release and continued compliance with the terms therein. The Allen Agreement continues to have confidentiality, non-competition and other covenants to protect the Company.

In addition, the Allen Agreement provides that if Ms. Allen is entitled to receive any “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, in connection with a change in control, those payments will either be (i) reduced below the applicable threshold, or (ii) paid in full, whichever is more favorable for Ms. Allen on a net after-tax basis. Ms. Allen is not entitled to any golden parachute excise tax or other tax “gross-up” payments.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on November 19, 2025. At the Annual Meeting, upon the recommendation of the Board of Directors of the Company, stockholders approved amendments (the “Proposed Amendments”) to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to: (i) limit the liability of certain officers as permitted by law; (ii) eliminate the obsolete corporate opportunity waiver; and (iii) add a federal forum selection provision for claims under the Securities Act of 1933, as amended, and make a clarifying change to the existing Delaware forum selection provision.

A detailed description of the Proposed Amendments is set forth in “Proposal 4: Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law,” “Proposal 5: Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Obsolete Corporate Opportunity Waiver” and “Proposal 6: Amendment to the Company’s Restated Certificate of Incorporation to Add a Federal Forum Selection Provision for Securities Act Claims and Make a Clarifying Change to the Existing Delaware Forum Selection Provision” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 8, 2025. On November 19, 2025, to effect the Proposed Amendments, the Company filed a Certificate of Amendment of the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, which became effective upon its filing. On the same day, the Company subsequently filed a Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which incorporated the Certificate of Amendment and became effective upon its filing.

The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Restated Certificate of Incorporation, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

A brief description of the matters voted upon at the Annual Meeting held on November 19, 2025 and the voting results on such matters are set forth below. All matters were decided by poll and all votes were submitted via valid proxies received before the Annual Meeting.

Proposal 1: The following individuals were elected to serve as Directors of the Company:

Name	For	Against	Abstain	Broker Non-Votes
Lachlan K. Murdoch	150,564,453	16,360,411	46,225	1,078,639
	90.2%	9.8%
Robert J. Thomson	165,638,982	1,293,465	38,642	1,078,639
	99.2%	0.8%
José María Aznar	134,045,704	32,874,930	50,455	1,078,639
	80.3%	19.7%
Natalie Bancroft	140,337,607	26,590,399	43,083	1,078,639
	84.1%	15.9%
Ana Paula Pessoa	160,731,076	5,936,606	303,407	1,078,639
	96.4%	3.6%
Masroor Siddiqui	147,435,702	19,492,622	42,765	1,078,639
	88.3%	11.7%

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 passed as follows:

For:	166,356,167
99.0%
Against:	1,654,808
1.0%
Abstain:	38,753
Broker Non-Votes:	0

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, the Company’s executive compensation passed as follows:

For:	148,148,007
88.8%
Against:	18,724,332
11.2%
Abstain:	98,750
Broker Non-Votes:	1,078,639

Proposal 4: A proposal to amend the Certificate of Incorporation to limit the liability of certain officers as permitted by law passed as follows:

For:	154,055,754
92.3%
Against:	12,873,854
7.7%
Abstain:	41,481
Broker Non-Votes:	1,078,639

Proposal 5: A proposal to amend the Certificate of Incorporation to eliminate the obsolete corporate opportunity waiver passed as follows:

For:	166,914,731
100.0%
Against:	14,586
0.0%
Abstain:	41,772
Broker Non-Votes:	1,078,639

Proposal 6: A proposal to amend the Certificate of Incorporation to add a federal forum selection provision for claims under the Securities Act of 1933, as amended, and make a clarifying change to the existing Delaware forum selection provision passed as follows:

For:	159,704,485
95.7%
Against:	7,223,945
4.3%
Abstain:	42,659
Broker Non-Votes:	1,078,639

Item 7.01    Regulation FD Disclosure.

On November 19, 2025, Lachlan K. Murdoch, the Company’s Chair, and Robert Thomson, the Company’s Chief Executive, addressed stockholders at the Annual Meeting. A copy of Messrs. Murdoch’s and Thomson’s remarks prepared for the Annual Meeting is furnished as Exhibit 99.1 hereto.

The information under this caption Item 7.01, including information furnished in any related exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of News Corporation, dated November 19, 2025.
3.2	Restated Certificate of Incorporation of News Corporation, dated November 19, 2025.
99.1	Remarks of Messrs. Lachlan K. Murdoch and Robert Thomson prepared for the Company’s Annual Meeting of Stockholders on November 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: November 19, 2025